Exhibit (99)-5

REVOCABLE PROXY	COMMON STOCK

COMMUNITY BANCSHARES, INC.
PROXY SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON
          , 2006

The undersigned hereby appoints Rupert B. Matthews, III and Carol S. Murcks or either of them, each with full power of substitution, as Proxies, to vote all shares of the Common Stock of Community Bancshares, Inc. (the “Company”), which the undersigned may be entitled to vote if personally present at the Annual Meeting of Stockholders to be held on          , 2006, at                    .M., Central Time, at          , and at any reconvened meetings following any adjournment or postponement thereof (the “Annual Meeting”), as directed below, upon the proposals described in the joint proxy statement/prospectus and the Notice of Annual Meeting of Stockholders, both dated          , 2006, the receipt of which is hereby acknowledged.

When this proxy is properly executed, all shares of the Company’s Common Stock held by the undersigned will be voted in the manner directed herein by the undersigned stockholder. If no direction is specified, then this proxy will be voted “FOR” all proposals.

Proposal 1. Agreement and Plan of Merger.	“FOR”	“AGAINST”	“ABSTAIN”

A proposal to approve the Agreement and Plan of Merger between Superior Bancorp and Community Bancshares, Inc., pursuant to which Community Bancshares, Inc. will be merged with and into Superior Bancorp, as more fully described in the joint proxy statement/prospectus	☐	☐	☐

Proposal 2. Election of Directors. To Elect the Following Class I Directors: Mr. Stacey W. Mann Mr. Philip J. Timyan Mr. Jimmie A. Trotter	“FOR” all of the listed nominees for director (except as marked to the contrary in the space provided below)	“WITHHOLD AUTHORITY” (to vote on all of the listed nominees for director)

	☐	☐

To withhold authority to vote for any individual nominee, please write that nominee’s name in the space provided immediately below:

In addition, in their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment or postponement thereof.

[THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED BELOW.]

SIGNATURE(S): _ _ DATE: _ _ SIGNATURE(S): _ _ DATE: _ _	THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF COMMUNITY BANCSHARES, INC., AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

Please sign exactly as your name appears on this Proxy Card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.